                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


                                                                     Shares           % of
       Company                    Organization                       Outstanding      Ownership
       -------                    ------------                       -----------      ---------
John G. Kinnard and               Minnesota Corporation              3,568,000        100%
Company, Incorporated

Continental Funding, Inc.         North Dakota Corporation           440              100%(1)

Kinnard Capital Corporation       Minnesota Corporation              10,000           100%(1)

Kinnard Futures Management        Minnesota Corporation              50,000           100%(1)
Corporation

NoDakBONDSinc                     North Dakota Corporation           1,000            100%(1)


-----------------------


(1) Owned 100% by John G. Kinnard and Company, Incorporated.


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